        John H. Lively

                                                                                              The Law Offices of John H. Lively & Associates, Inc.

                                                                                              A member firm of The 1940 Act Law Group

                                                                                              11300 Tomahawk Creek Parkway, Suite 310

        Leawood, KS  66211

        Phone: 913.660.0778   Fax: 913.660.9157

        john.lively@1940actlawgroup.com

June 28, 2013

Cottonwood Mutual Funds

225 West Washington Street, 21st Floor

Chicago, Illinois 60606

Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Other Fund Service Providers” in the Prospectus and under the caption “Additional Service Providers” in the Statement of Additional Information for the HAGIN Keystone Market Neutral Fund, a series portfolio of Cottonwood Mutual Funds (the “Trust”), which is included in Post-Effective Amendment No.6 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-176541), and Amendment No. 8 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22602), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.